PS BUSINESS PARKS, INC.
                                   EXHIBIT 12:
         STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES



                                                                                        Nine Months Ended
                                                                                          September 30,
                                                                            -------------------------------------------
                                                                                  2001                    2000
                                                                            --------------------   --------------------
      Net income......................................................       $    37,144,000         $   33,726,000
      Minority interest...............................................            19,743,000             18,391,000
      Interest expense................................................               932,000              1,246,000
                                                                            --------------------   --------------------
      Earnings available to cover fixed charges.......................       $    57,819,000         $   53,363,000
                                                                            ====================   ====================

      Fixed charges (1)...............................................       $     1,933,000         $    2,242,000
      Preferred distributions.........................................            15,710,000             12,814,000
                                                                            --------------------   --------------------
      Combined fixed charges and preferred distributions..............       $    17,643,000         $   15,056,000
                                                                            ====================   ====================

      Ratio of earnings to fixed charges..............................                 29.91                  23.80
                                                                            ====================   ====================

      Ratio of earnings to combined fixed charges and preferred
       distributions..................................................                  3.28                   3.54
                                                                            ====================   ====================



                                                                   Years Ended December 31,
                                       ---------------------------------------------------------------------------------
                                            2000             1999            1998             1997            1996
                                       ---------------- --------------- --------------- ---------------- ---------------
Net income.........................     $ 51,181,000     $ 41,255,000    $ 29,400,000     $  3,836,000    $    519,000
Minority interest..................       26,741,000       16,049,000      11,208,000        8,566,000               -
Interest expense...................        1,481,000        3,153,000       2,361,000            1,000               -
                                       ---------------- --------------- --------------- ---------------- ---------------
Earnings available to cover fixed
   charges.........................     $79,403,000      $ 60,457,000    $ 42,969,000     $ 12,403,000   $     519,000
                                       ================ =============== =============== ================ ===============

Fixed charges (1)..................     $  2,896,000     $  4,142,000    $  2,629,000     $      1,000    $          -
Preferred distributions............       17,273,000        7,562,000               -                -               -
                                       ---------------- --------------- --------------- ---------------- ---------------
Combined  fixed   charges      and
   preferred distributions.........     $ 20,169,000     $ 11,704,000    $  2,629,000     $      1,000    $          -
                                       ================ =============== =============== ================ ===============

Ratio of earnings to fixed charges.            27.42            14.60           16.34           12,403         N/A
                                       ================ =============== =============== ================ ===============

Ratio of earnings to combined fixed
   charges and preferred
   distributions...................             3.94             5.17           16.34           12,403         N/A
                                       ================ =============== =============== ================ ===============



(1) Fixed charges include interest expense plus capitalized interest.